UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

(Date of earliest event reported): March 14, 2007 .

ARCHON CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-9481	88-0304348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

4336 Losee Road, Suite 5

North Las Vegas, Nevada 89030

(Address of principal executive office and zip code)

(775) 732-9120

(Registrant’s telephone number, including area code)

Check the appropriate box bellow if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On March 14, 2007 the Company was informed that its principal accountants/auditors, Ernst & Young LLP (“Ernst Young”), had resigned and would be ending its client-auditor relationship with the Company.

The reports of Ernst Young issued on behalf of the Company for the two (2) prior years before its resignation do not contain any adverse opinion or disclaimer of opinion and none of said reports of Ernst Young issued were qualified or modified as to uncertainty, audit scope or accounting principles. There are no known disagreements with the Company regarding the financial statements prepared by Ernst Young.

The Company is in the process of interviewing accounting firms to retain a replacement principal accountant/auditor and will provide recommendations to the Audit Committee and, thereafter, the full Board with regard to replacement firms.

ITEM 9.01	EXHIBIT.

(c)	Exhibit:

Exhibit No.	Description

99.01	Resignation Letter of Ernst Young LLC Dated March 14, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARCHON CORPORATION

By:	/s/ Paul W. Lowden
Paul W. Lowden
Title:	CEO, President and Chairman of the Board

Dated: March 19, 2007